Exhibit 10.5
Execution Version
FIRST AMENDMENT TO CREDIT AGREEMENT
     This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of September 13, 2010, by and among ZAYO GROUP, LLC, a Delaware limited liability company (“Zayo”), ZAYO CAPITAL, INC., a Delaware corporation (“Zayo Capital”; and together with Zayo, each, individually as a “Borrower” and, collectively, as the “Borrowers “), the Guarantors (as defined below) signatory hereto, the Lenders (as defined below) signatory hereto and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”).
WITNESSETH:
     WHEREAS, the Borrowers, the Persons party thereto from time to time as Guarantors (the “Guarantors”), the financial institutions party thereto from time to time (the “Lenders”), SunTrust Bank, as the Issuing Bank, SunTrust Bank, as the Collateral Agent, and the Administrative Agent are parties to that certain Credit Agreement, dated as of March 12, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrowers; and
     WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement as set forth herein, including, without limitation, to increase the Revolving Loan Commitment by $25,000,000 (such increased portion of the Revolving Loan Commitment, the “Incremental Commitment”) to $100,000,000 and to increase the Commitment Increase Cap to $50,000,000, in each case, as of the date hereof, and subject to the terms and conditions hereof, the Lenders and the Administrative Agent are willing to do so;
     NOW THEREFORE, in consideration of the premises, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Amendments to Credit Agreement.
          (a) Section 1.1 of the Credit Agreement, “Definitions”, is hereby amended and modified by deleting the definitions of “Annualized EBITDA”, “OFAC”, “Revolving Loan Commitment”, “Sanctioned Country” and “Sanctioned Person” in their entirety and inserting the following in lieu thereof:
““Annualized EBITDA” shall mean, with respect to the Borrowers and their Subsidiaries for any period, EBITDA for the most recent fiscal quarter then ended, multiplied by 4.
“OFAC” shall mean the Office of Foreign Assets Control o f the United States Department of the Treasury, or any successor agency.

“Revolving Loan Commitment” shall mean the several obligations of the Lenders to advance the aggregate amount of up to $100,000,000 to the Borrowers on or after the Agreement Date, in accordance with their respective Revolving Commitment Ratios, pursuant to the terms of this Agreement, as such amount may be reduced from time to time pursuant to the terms of this Agreement or increased pursuant to Section 2.17.
“Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.ustreas.gov/offices/enforcement/ofac/programs/, as amended or as otherwise published from time to time.
“Sanctioned Person” shall mean (i) a Person named on the list of “Specially Designated Nationals and Blocked Persons” or any similar list, maintained by OFAC and available at http://www.ustreas.gov/offices/enforcement/ofac/sdn/, as amended or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization Controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.”
          (b) Section 1.1 of the Credit Agreement, “Definitions”, is hereby further amended and modified by deleting clause (p) of the definition of “Permitted Liens” in its entirety and inserting the following in lieu thereof:
          “(p) Liens securing Permitted Secured Indebtedness;”
          (c) Section 1.1 of the Credit Agreement, “Definitions”, is hereby further amended by deleting the definition of “Permitted Se cured Acquisition Indebtedness” in its entirety.
          (d) Section 1.1 of the Credit Agreement, “Definitions”, is hereby further amended and modified by inserting the following new definition in the appropriate alphabetical order:
“Permitted Secured Indebtedness” shall mean Funded Debt permitted by Section 8.1, the proceeds of which may be used to support an acquisitionor merger permitted by Section 8.7(c) or Section 8.7(d), which Funded Debt may be secured equally and ratably on a first-lien basis with the Obligations by Liens on the Collateral.”
          (e) Section 2.17(a) of the Credit Agreement, “Increase of the Revolving Loan Commitment”, is hereby amended and modified by dele ting the reference to “$25,000,000” and inserting “$50,000,000” in lieu thereof.

          (f) Section 8.1 of the Credit Agreement, “Funded Debt”, is hereby amended and modified by deleting subsection (q) in its entirety and inserting the following in lieu thereof:
“(q) Permitted Secured Indebtedness in an aggregate amount outstanding at any time not to exceed $125,000,000, none of which may be incurred unless, at the time of incurrence, the Senior Secured Leverage Ratio for most recent fiscal quarter then ended is no greater, calculated on a Pro Forma Basis, than 3.50 to 1.00.”
          (g) Section 9.1 of the Credit Agreement, “Events of Default”, is hereby amended and modified by deleting subsection (c) in its entirety and inserting the following in lieu thereof:
“(c) Any Borrower Party shall default in the performance or observance of any agreement or covenant contained in Sections 2.12, 6.1, 6.5, 6.7, 6.10, 6.15, 6.20 or in Article 7 or Article 8 or any material (as determined by Administrative Agent in its Permitted Discretion) agreement or covenant in any Security Document (other than any Mortgage);”
          (h) Section 9.1 of the Credit Agreement, “Events of Default”, is hereby amended and modified by deleting the phrase “(other than this Agreement or the Security Documents or as otherwise provided in this Section 9.1)” from subsection (e) and inserting the phrase “(other than this Agreement or the Security Documents (but only to the extent constituting an Event of Default under clause (c) above) or as otherwise provided in this Section 9.1)” in lieu thereof.
          (i) Section 11.12 of the Credit Agreement, “Amendments and Waivers”, is hereby amended and modified by deleting the phrase “(i) the consent of each of the Lenders” and inserting the phrase “(i) the consent of each of the Lenders (or in the case of clause (C) and clause (E), each of the affected Lenders)” in lieu thereof.
          (j) Schedule 1.1(a) to the Credit Agreement, “Commitment Ratios”, is hereby amended and modified by deleting such Schedule 1.1(a) in its entirety and by substituting the attached Schedule 1.1(a) in lieu thereof.
     2. Additional Agreement. Each party hereto agrees and consents to the amendment of the Intercreditor Agreement as contemplated by Exhibit A hereto, “Joinder and Amendment Agreement”, and each Lender directs the Administrative Agent to execute such Joinder and Amendment Agreement and to take all actions incidental thereto.
     3. No Other Amendments. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided above, operate as a waiver of any right, power or remedy of the Administrative Agent, the Lenders or the Issuing Bank under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents. Except for the amendment set forth above, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect and each Borrower hereby ratifies and confirms its obligations thereunder. This Amendment shall not constitute a modification of the Credit Agreement or a course of dealing with the Administrative Agent, the Lenders or the Issuing Bank at variance with the Credit Agreement such as to require further notice by the Administrative Agent, the Lenders or the Issuing Bank to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection or continuity of the Administrative Agent’s or the Lenders’ security interests in, security titles to, or other Liens on, any Collateral for the Obligations.
     4. Conditions on Effectiveness. This Amendment shall become effective as of the date hereof when, and only when, the Administrative Agent, on behalf of the Issuing Bank and the Lenders, shall have received:
     (a) counterparts of this Amendment duly executed by the Borrowers, the Guarantors and the Lenders;
     (b) for the account of the Lenders, an incremental commitment fee from the Borrowers in an amount equal to 1.00% of each Lender’s portion of the Incremental Commitment, which shall be fully earned, non-refundable and due and payable on the date hereof in immediately available funds;
     (c) counterparts of that certain First Amendment Fee Letter, dated as of the date hereof, duly executed by the Borrowers, and evidence satisfactory to Administrative Agent that all amounts payable thereunder have been paid by the Borrowers or duly charged to the Loan Account; and
     (d) such other information, documents, instruments or approvals as the Administrative Agent may require.
     5. Condition Subsequent. The Borrowers shall deliver to the Administrative Agent the legal opinion of counsel to the Borrower Parties customary for such transactions and in form and substance satisfactory to the Administrative Agent, addressed to the Lender Group, on or before the date which is the earlier of (i) the issuance of an additional amount of Senior Note Indebtedness on or after the date hereof and (ii) September 30, 2010; and the failure by the Borrowers to so perform provide such legal opinion shall constitute an immediate Event of Default;
     6. Representations and Warranties. Each Borrower Party hereby represents and warrants that all representations and warranties of the Borrower Parties made in the Credit Agreement and the other Loan Documents are true and correct in all material respects (unless any such representation or warranty is qualified as to materiality, in which case such representation and warranty shall be true and correct in all respects) as of the date hereof, both before and immediately after giving effect to this Amendment (except to the extent that such representation or warranty specifically refers to an earlier date, in which case it shall be so true and correct as of such earlier date). Each Borrower Party further represents and warrants as follows:

     (a) such Borrower Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;
     (b) the execution, delivery and performance by such Borrower Party of this Amendment and the Loan Documents are within such Borrower Party’s legal powers, have been duly authorized by all necessary company action and do not contravene (i) such Borrower Party’s organizational documents, or (ii) law or contractual restrictions binding on or affecting such Borrower Party;
     (c) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, is required for the due execution, delivery and performance by such Borrower Party of this Amendment or any of the Loan Documents to which such Borrower Party is or will be a party;
     (d) this Amendment and each of the other Loan Documents to which such Borrower Party is a party constitute legal, valid and binding obligations of such Borrower Party, enforceable against such Borrower Party in accordance with their respective terms; and
     (e) No Default or Event of Default exists.
     7. Acknowledgment of Security Interests. Each Borrower Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.
     8. Reaffirmation of Guaranty. Each Guarantor hereby specifically (a) acknowledges and reaffirms its obligations owing to the Lender Group under the Credit Agreement and any other Loan Documents to which each such Guarantor is a party and (b) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect.
     9. Costs, Expenses and Taxes. Each Borrower agrees, jointly and severally, to pay on demand all out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including, but not limited to, the reasonable fees and disbursements of counsel for the Administrative Agent.
     10. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York.
     11. Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes.
     12. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Amendment in any judicial proceeding, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Any signatures delivered by a party by facsimile or other electronic transmission shall be deemed an original signature hereto.

     13. Release. In consideration for the accommodations provided pursuant to this Amendment, and acknowledging that the Administrative Agent and Lenders will be specifically relying on the following provisions as a material inducement in entering into this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower Party hereby releases, remises and forever discharges the Administrative Agent and the Lenders and their respective agents, servants, employees, directors, officers, attorneys, accountants, consultants, affiliates, representatives, receivers, trustees, subsidiaries, predecessors, successors and assigns (collectively, the “Released Parties”) from any and all claims, damages, losses, demands, liabilities, obligations, actions and causes of action whatsoever (whether arising in contract or in tort, and whether at law or in equity), whether known or unknown, matured or contingent, liquidated or unliquidated, in any way arising from, in connection with, or in any way concerning or relating to the Credit Agreement, the other Loan Documents, and/or any dealings with any of the Released Parties in connection with the transactions contemplated by such documents or this Amendment prior to date hereof. This release shall be and remain in full force and effect notwithstanding the discovery by each Borrower Party after the date hereof (a) of any new or additional claim against any Released Party, (b) of any new or additional facts in any way relating to the subject matter of this release, (c) that any fact relied upon by it was incorrect or (d) that any representation made by any Released Party was untrue or that any Released Party concealed any fact, circumstance or claim relevant to such Borrower’s execution of this release; provided, however, this release shall not extend to any claims arising after the execution of this Amendment.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:	ZAYO GROUP, LLC ZAYO CAPITAL, INC
	By:	/s/ Ken desGarennes
		Name:	Ken desGarennes
		Title:	Chief Financial Officer

First Amendment to Credit Agreement

GUARANTORS:	ZAYO ENTERPRISE NETWORKS, LLC ZAYO BANDWIDTH, LLC ZAYO COLOCATION, INC. ZAYO BANDWIDTH TENNESSEE, LLC ADESTA COMMUNICATIONS, INC. FIBERNET TELECOM, INC. LOCAL FIBER, LLC ZAYO FIBER SOLUTIONS, LLC
	By:	/s/ Ken desGarennes
		Name:	Ken desGarennes
		Title:	Chief Financial Officer

First Amendment to Credit Agreement

AGENT AND LENDERS:	SUNTRUST BANK, as the Administrative Agent and as a Lender
	By:	/s/ Michael Vegh
		Name:	MICHAEL VEGH
		Title:	DIRECTOR

First Amendment to Credit Agreement

MORGAN STANLEY BANK, N.A., as a Lender
By:	/s/ Ryan Vetsch
	Name:	Ryan Vetsch
	Title:	Authorized Signatory

First Amendment to Credit Agreement

ROYAL BANK OF CANADA, as a Lender
By:	/s/ Mustafa S. Topiwalla
	Name:	Mustafa S. Topiwalla
	Title:	Authorized Signatory

First Amendment to Credit Agreement

BARCLAYS BANK PLC, as a Lender
By:	/s/ Ritam Bhalla
	Name:	Ritam Bhalla
	Title:	Vice President

First Amendment to Credit Agreement

COBANK ACB, as a Lender
By:	/s/ Ted Koerner
	Name:	Ted Koerner
	Title:	Managing Director

First Amendment to Credit Agreement

OPY CREDIT CORP., as a Lender
By:	/s/ Brian S. Perman
	Name:	Brian S. Perman
	Title:	Managing Director

First Amendment to Credit Agreement

Schedule 1.1(a)
Commitment Ratios

	Revolving Loan	Aggregate Commitment
Lender	Commitment	Ratio
SunTrust Bank	$27,500,000	27.5000000%
Morgan Stanley Bank, N.A.	$25,000,000	25.0000000%
Royal Bank of Canada	$27,500,000	27.5000000%
Barclays Bank PLC	$6,666,667	6.6666667%
CoBank, ACB	$6,666,666	6.6666666%
OPY Credit Corp.	$6,666,667	6.6666667%
Totals	$100,000,000	100.000000%

Exhibit A
Joinder Agreement
(attached)